EXHIBIT 99.1

Midland States Bancorp, Inc. Announces 2022 Fourth Quarter Results

Summary
•Net income available to common shareholders of $29.7 million, or $1.30 per diluted share
•$17.5 million gain on the termination of forward starting interest rate swaps, $3.3 million loss on commercial mortgage servicing rights held for sale and $3.5 million impairment on other real estate owned
•Total loans increased 7.0% annualized from prior quarter
•Tangible book value per share increased 4.0% from end of prior quarter
•Tangible common equity to tangible assets increased 24 basis points from end of prior quarter
Effingham, IL, January 26, 2023 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (Nasdaq: MSBI) (the “Company”) today reported net income available to common shareholders of $29.7 million, or $1.30 per diluted share, for the fourth quarter of 2022 compared to $23.5 million, or $1.04, respectively, for the third quarter of 2022. This also compares to net income available to common shareholders of $23.1 million, or $1.02 per diluted share, for the fourth quarter of 2021.
Jeffrey G. Ludwig, President and Chief Executive Officer of the Company, said, “Our fourth quarter performance completed a very successful year in which we generated a record level of earnings. For the full year, we generated return on assets of 1.31%, up from 1.18% in 2021, and return on tangible common equity of 20.8%, up from 17.9% in 2021. In the fourth quarter, our solid financial performance resulted in significant growth in both book value and tangible book value per share, as well as increases in most of our capital ratios.
“As we begin 2023, we are maintaining our conservative approach to new loan production and expect a relatively low level of loan growth until economic conditions improve. Even with a lower level of loan growth, we believe that we are well positioned to continue generating strong financial performance as we get additional leverage from the investments in talent and technology that we have made over the past few years. While we expect the macro environment to be challenging, particularly in the first half of the year, we believe that we will deliver strong results for our shareholders as we continue executing on our long-term strategies to enhance the value of the Midland franchise,” said Mr. Ludwig.
Net Interest Income and Net Interest Margin
Net interest income for the fourth quarter of 2022 was $63.6 million, a decrease of $0.5 million, or 0.7%, from $64.0 million for the third quarter of 2022, which was primarily due to increased deposit costs. Accretion income associated with purchased loan portfolios totaled $0.3 million for the fourth quarter of 2022, compared to $0.5 million for the third quarter of 2022.
Relative to the fourth quarter of 2021, net interest income increased 17.0%, from $54.3 million. The increase was primarily attributable to higher average balances of interest-earning assets, a more favorable asset mix, and higher yields on interest-earning assets. Paycheck Protection Program (“PPP”) loan fees recognized as loan interest income totaled $1.5 million during the fourth quarter of 2021. Accretion income associated with purchased loan portfolios for the fourth quarter of 2021 was $0.8 million.
Net interest margin for the fourth quarter of 2022 was 3.50%, compared to 3.63% for the third quarter of 2022 as an increase in the cost of deposits more than offset the increase in the average yield on earning assets. The contribution of PPP loan fees to net interest margin was 1 basis point during the third quarter of 2022, while the fourth quarter of 2022 had no PPP loan fee impact. Additionally, the contribution of acquired loan discount accretion to net interest margin was 2 basis points during the fourth quarter of 2022 and 3 basis points during the third quarter of 2022.
Relative to the fourth quarter of 2021, net interest margin increased from 3.25%. This increase was primarily attributable to higher yields on interest-earning assets and a more favorable mix of interest-earning assets. PPP loan fees recognized as loan interest income contributed 9 basis points to net interest margin and acquired loan discount accretion contributed 4 basis points to net interest margin during the fourth quarter of 2021.
Noninterest Income
Noninterest income for the fourth quarter of 2022 was $33.8 million and was positively impacted by a $17.5 million gain on the termination of forward starting interest rate swaps. Excluding this transaction, noninterest income for the fourth quarter of 2022 was $16.3 million compared to $15.8 million for the third quarter of 2022.
Noninterest income for the fourth quarter of 2021 was $22.5 million and was positively impacted by $3.9 million in unrealized income on equity investments, a $1.8 million gain on the termination of an FHLB interest rate swap, and a $1.0 million gain on company-owned life insurance. Impairment on commercial mortgage servicing rights negatively impacted noninterest income by $2.1 million in the fourth quarter of 2021. Excluding these transactions, noninterest income decreased from the fourth quarter of 2021 to the fourth quarter of 2022, primarily due to declines in wealth management and residential mortgage banking revenue.
Wealth management revenue was $6.2 million for both the third and fourth quarters of 2022. Compared to the fourth quarter of 2021, wealth management revenue decreased 13.2%, primarily due to a decline in assets under administration resulting from market performance.
Noninterest Expense
Noninterest expense for the fourth quarter of 2022 was $49.9 million, an increase of 14.8% from $43.5 million in the third quarter of 2022. The increase was primarily due to a $3.3 million loss on commercial mortgage servicing rights held for sale and OREO impairment charges of $3.5 million recognized in the fourth quarter of 2022.
Relative to the fourth quarter of 2021, noninterest expense increased 9.1% from $45.8 million. Noninterest expense for the fourth quarter of 2021 included $4.9 million FHLB advance prepayment fees and $0.2 million in integration and acquisition expenses. Excluding these adjustments, noninterest expense for the fourth quarter of 2022 increased $2.4 million, primarily due to a modest increase in staffing levels and increases across most expense items consistent with the growth of the Company including the full quarter impact of the branch purchase completed in June 2022.

Loan Portfolio
Total loans outstanding were $6.31 billion at December 31, 2022, compared with $6.20 billion at September 30, 2022, and $5.22 billion at December 31, 2021. The growth in total loans from September 30, 2022 was primarily attributable to higher balances of consumer and construction and land development loans.
Equipment finance balances increased from $1.03 billion at September 30, 2022 to $1.11 billion at December 31, 2022.
Compared to loan balances at December 31, 2021, the Company experienced growth in all loan portfolios with the exception of commercial FHA warehouse lines and PPP loans.
Deposits
Total deposits were $6.36 billion at December 31, 2022, compared with $6.40 billion at September 30, 2022, and $6.11 billion at December 31, 2021. The decrease in total deposits from the end of the prior quarter was primarily attributable to a decline in noninterest-bearing demand partially offset by a small increase in interest-bearing deposits.
Asset Quality
Nonperforming loans totaled $49.4 million, or 0.78% of total loans, at December 31, 2022 compared with $46.9 million, or 0.76% of total loans, at September 30, 2022. At December 31, 2021, nonperforming loans totaled $42.6 million, or 0.81% of total loans.
Net charge-offs for the fourth quarter of 2022 were $0.5 million, or 0.03% of average loans on an annualized basis, compared to net charge-offs of $3.2 million, or 0.21% of average loans on an annualized basis, for the third quarter of 2022, and $4.6 million, or 0.37% of average loans on an annualized basis, for the fourth quarter of 2021.
The Company recorded a provision for credit losses of $3.5 million for the fourth quarter of 2022. Provision for credit losses on loans totaled $3.0 million for the fourth quarter of 2022, which was primarily related to the growth in total loans and negative economic forecasts. Provision for credit losses on unfunded commitments of $0.6 million was also recorded during the quarter.
The Company’s allowance for credit losses on loans was 0.97% of total loans and 123.53% of nonperforming loans at December 31, 2022, compared with 0.95% of total loans and 125.08% of nonperforming loans at September 30, 2022.

Capital
At December 31, 2022, Midland States Bank and the Company exceeded all regulatory capital requirements under Basel III, and Midland States Bank met the qualifications to be a ‘‘well-capitalized’’ financial institution, as summarized in the following table:

	As of December 31, 2022
	Midland States Bank	Midland States Bancorp, Inc.	Minimum Regulatory Requirements (2)
Total capital to risk-weighted assets	11.51%	12.38%	10.50%
Tier 1 capital to risk-weighted assets	10.71%	10.21%	8.50%
Tier 1 leverage ratio	9.90%	9.43%	4.00%
Common equity Tier 1 capital	10.71%	7.77%	7.00%
Tangible common equity to tangible assets (1)	N/A	6.06%	N/A
(1)    A non-GAAP financial measure. Refer to page 15 for a reconciliation to the comparable GAAP financial measure.
(2)    Includes the capital conservation buffer of 2.5%.
Since the beginning of 2022, the impact of rising interest rates on the Company’s investment portfolio has resulted in an $89.0 million decline in accumulated other comprehensive income, which has negatively impacted tangible book value per share by $4.02, and the tangible common equity to tangible assets ratio by 117 basis points.
On August 24, 2022, the Company issued and sold 4,600,000 depositary shares, each representing a 1/40th ownership interest in a share of the Company's 7.75% fixed-rate reset non-cumulative perpetual preferred stock, Series A, par value $2.00 per share (the "Series A preferred stock"), with a liquidation preference of $25 per depositary share (equivalent to $1,000 per share of Series A Preferred Stock). The Series A preferred stock qualifies as Tier 1 capital for purposes of regulatory capital calculations. The gross proceeds were $115.0 million while net proceeds from the issuance of the Series A preferred stock, after deducting $4.5 million of offering costs, including the underwriting discount and other expenses, were $110.5 million. The Company declared and paid $3.2 million of preferred dividends during the fourth quarter of 2022.
Stock Repurchase Program
During the fourth quarter of 2022, the Company did not repurchase any shares under its stock repurchase program. On December 6, 2022, the Company’s board of directors authorized a new share repurchase program, pursuant to which the Company is authorized to repurchase up to $25.0 million of common stock through December 31, 2023. The previous repurchase plan terminated on December 31, 2022.
Conference Call, Webcast and Slide Presentation
The Company will host a conference call and webcast at 7:30 a.m. Central Time on Friday, January 27, 2023, to discuss its financial results.
Telephone Access: https://register.vevent.com/register/BIc01dcecf8df0417783e5b208a72ec906

A slide presentation relating to the fourth quarter 2022 financial results will be accessible prior to the scheduled conference call. This earnings release should be read together with the slide presentation. The slide presentation and webcast of the conference call can be accessed on the Webcasts and Presentations page of the Company’s investor relations website at investors.midlandsb.com under the “News and Events” tab.
About Midland States Bancorp, Inc.
Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of December 31, 2022, the Company had total assets of approximately $7.86 billion, and its Wealth Management Group had assets under administration of approximately $3.60 billion. The Company provides a full range of commercial and consumer banking products and services and business equipment financing, merchant credit card services, trust and investment management, insurance and financial planning services. For additional information, visit https://www.midlandsb.com/ or https://www.linkedin.com/company/midland-states-bank.
Non-GAAP Financial Measures
Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP.
These non-GAAP financial measures include “Adjusted Earnings,” “Adjusted Earnings Available to Common Shareholders,” “Adjusted Diluted Earnings Per Common Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Adjusted Pre-Tax, Pre-Provision Earnings,” “Adjusted Pre-Tax, Pre-Provision Return on Average Assets,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share” and “Return on Average Tangible Common Equity.” The Company believes these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore, this presentation may not be comparable to other similarly titled measures as presented by other companies.
Forward-Looking Statements
Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals and future earnings levels. These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, the impact of inflation, the effects of the Coronavirus Disease 2019 pandemic and its potential effects on the economic environment; changes in the financial markets; changes in business plans as circumstances warrant; risks relating to acquisitions; developments and uncertainty related to the future use and availability of some reference rates, such as the London Inter-Bank Offered Rate, as well as other alternative reference rates, and the adoption of a substitute; changes to U.S. tax laws, regulations and guidance; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek,"

"expect," "intend," "estimate," "anticipate," "believe," "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
CONTACTS:
Jeffrey G. Ludwig, President and CEO, at jludwig@midlandsb.com or (217) 342-7321
Eric T. Lemke, Chief Financial Officer, at elemke@midlandsb.com or (217) 342-7321
Douglas J. Tucker, SVP and Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands, except per share data)	2022	2022	2022	2022	2021
Earnings Summary
Net interest income	$63,550	$64,024	$61,334	$56,827	$54,301
Provision for credit losses	3,544	6,974	5,441	4,167	467
Noninterest income	33,839	15,826	14,613	15,613	22,523
Noninterest expense	49,943	43,496	41,339	40,884	45,757
Income before income taxes	43,902	29,380	29,167	27,389	30,600
Income taxes	11,030	5,859	7,284	6,640	7,493
Net income	32,872	23,521	21,883	20,749	23,107
Preferred dividends	3,169	—	—	—	—
Net income available to common shareholders	$29,703	$23,521	$21,883	$20,749	$23,107

Diluted earnings per common share	$1.30	$1.04	$0.97	$0.92	$1.02
Weighted average common shares outstanding - diluted	22,503,611	22,390,438	22,360,819	22,350,307	22,350,771
Return on average assets	1.66%	1.22%	1.19%	1.16%	1.26%
Return on average shareholders' equity	17.41%	13.31%	13.65%	12.80%	14.04%
Return on average tangible common equity (1)	25.89%	20.20%	19.14%	17.84%	19.69%
Net interest margin	3.50%	3.63%	3.65%	3.50%	3.25%
Efficiency ratio (1)	58.26%	54.26%	53.10%	55.73%	52.61%

Adjusted Earnings Performance Summary (1)
Adjusted earnings available to common shareholders	$19,278	$23,568	$22,191	$20,815	$25,416
Adjusted diluted earnings per common share	$0.85	$1.04	$0.98	$0.92	$1.12
Adjusted return on average assets	1.13%	1.22%	1.21%	1.16%	1.39%
Adjusted return on average shareholders' equity	11.89%	13.34%	13.84%	12.84%	15.44%
Adjusted return on average tangible common equity	16.80%	20.24%	19.41%	17.89%	21.65%
Adjusted pre-tax, pre-provision earnings	$33,165	$36,415	$35,902	$32,041	$36,324
Adjusted pre-tax, pre-provision return on average assets	1.68%	1.89%	1.95%	1.79%	1.98%

(1) Non-GAAP financial measures. Refer to pages 13 - 15 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands, except per share data)	2022	2022	2022	2022	2021
Net interest income:
Interest income	$90,215	$79,556	$69,236	$62,748	$60,427
Interest expense	26,665	15,532	7,902	5,921	6,126
Net interest income	63,550	64,024	61,334	56,827	54,301
Provision for credit losses:
Provision for credit losses on loans	2,950	6,974	4,741	4,132	—
Provision for credit losses on unfunded commitments	594	—	700	256	388
Provision for other credit losses	—	—	—	(221)	79
Total provision for credit losses	3,544	6,974	5,441	4,167	467
Net interest income after provision for credit losses	60,006	57,050	55,893	52,660	53,834
Noninterest income:
Wealth management revenue	6,227	6,199	6,143	7,139	7,176
Residential mortgage banking revenue	316	210	384	599	1,103
Service charges on deposit accounts	2,511	2,597	2,304	2,068	2,338
Interchange revenue	3,478	3,531	3,590	3,280	3,677
(Loss) gain on sales of investment securities, net	—	(129)	(101)	—	—
Gain on termination of hedged interest rate swaps	17,531	—	—	—	1,845
Impairment on commercial mortgage servicing rights	—	—	(869)	(394)	(2,072)
Company-owned life insurance	796	929	840	1,019	1,904
Other income	2,980	2,489	2,322	1,902	6,552
Total noninterest income	33,839	15,826	14,613	15,613	22,523
Noninterest expense:
Salaries and employee benefits	22,901	22,889	22,645	21,870	22,109
Occupancy and equipment	3,748	3,850	3,489	3,755	3,429
Data processing	6,302	6,093	6,082	5,873	5,819
Professional	1,726	1,693	1,516	1,972	1,499
Amortization of intangible assets	1,333	1,361	1,318	1,398	1,425
Other real estate owned	3,779	582	309	518	243
Loss on mortgage servicing rights held for sale	3,250	—	—	—	—
FHLB advances prepayment fees	—	—	—	—	4,859
Other expense	6,904	7,028	5,980	5,498	6,374
Total noninterest expense	49,943	43,496	41,339	40,884	45,757
Income before income taxes	43,902	29,380	29,167	27,389	30,600
Income taxes	11,030	5,859	7,284	6,640	7,493
Net income	32,872	23,521	21,883	20,749	23,107
Preferred stock dividends	3,169	—	—	—	—
Net income available to common shareholders	$29,703	$23,521	$21,883	$20,749	$23,107

Basic earnings per common share	$1.31	$1.04	$0.97	$0.92	$1.03
Diluted earnings per common share	$1.30	$1.04	$0.97	$0.92	$1.02

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2022	2022	2022	2022	2021
Assets
Cash and cash equivalents	$150,321	$313,188	$270,117	$332,264	$680,371
Investment securities	776,860	690,504	769,278	858,246	916,132
Loans	6,306,467	6,198,451	5,795,544	5,539,961	5,224,801
Allowance for credit losses on loans	(61,051)	(58,639)	(54,898)	(52,938)	(51,062)
Total loans, net	6,245,416	6,139,812	5,740,646	5,487,023	5,173,739
Loans held for sale	1,286	4,338	5,298	8,931	32,045
Premises and equipment, net	78,293	77,519	77,668	77,857	79,220
Other real estate owned	6,729	11,141	11,131	11,537	12,059
Loan servicing rights, at lower of cost or fair value	1,205	1,297	25,879	27,484	28,865
Commercial FHA mortgage loan servicing rights held for sale	20,745	23,995	—	—	—
Goodwill	161,904	161,904	161,904	161,904	161,904
Other intangible assets, net	20,866	22,198	23,559	22,976	24,374
Company-owned life insurance	150,443	149,648	148,900	148,060	148,378
Other assets	241,433	226,333	201,432	202,433	186,718
Total assets	$7,855,501	$7,821,877	$7,435,812	$7,338,715	$7,443,805

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$1,935,773	$2,025,237	$1,972,261	$1,965,032	$2,245,701
Interest-bearing deposits	4,428,879	4,370,015	4,212,177	4,092,507	3,864,947
Total deposits	6,364,652	6,395,252	6,184,438	6,057,539	6,110,648
Short-term borrowings	42,311	58,518	67,689	60,352	76,803
FHLB advances and other borrowings	460,000	360,000	285,000	310,171	310,171
Subordinated debt	99,772	139,370	139,277	139,184	139,091
Trust preferred debentures	49,975	49,824	49,674	49,524	49,374
Other liabilities	80,217	79,634	73,546	76,959	93,881
Total liabilities	7,096,927	7,082,598	6,799,624	6,693,729	6,779,968
Total shareholders’ equity	758,574	739,279	636,188	644,986	663,837
Total liabilities and shareholders’ equity	$7,855,501	$7,821,877	$7,435,812	$7,338,715	$7,443,805

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2022	2022	2022	2022	2021
Loan Portfolio
Equipment finance loans	$616,751	$577,323	$546,267	$528,572	$521,973
Equipment finance leases	491,744	457,611	439,202	429,000	423,280
Commercial FHA warehouse lines	25,029	51,309	23,872	83,999	91,927
SBA PPP loans	1,916	2,810	6,409	22,862	52,477
Other commercial loans	870,878	904,841	814,710	802,692	783,811
Total commercial loans and leases	2,006,318	1,993,894	1,830,460	1,867,125	1,873,468
Commercial real estate	2,433,159	2,466,303	2,335,655	2,114,041	1,816,828
Construction and land development	320,882	225,549	203,955	188,668	193,749
Residential real estate	366,094	356,225	340,103	329,331	338,151
Consumer	1,180,014	1,156,480	1,085,371	1,040,796	1,002,605
Total loans	$6,306,467	$6,198,451	$5,795,544	$5,539,961	$5,224,801

Deposit Portfolio
Noninterest-bearing demand	$1,935,773	$2,025,237	$1,972,261	$1,965,032	$2,245,701
Interest-bearing:
Checking	1,920,458	1,905,439	1,808,885	1,779,018	1,663,021
Money market	1,184,101	1,125,333	1,027,547	964,352	869,067
Savings	661,932	704,245	740,364	710,955	679,115
Time	649,552	620,960	620,363	619,386	630,583
Brokered time	12,836	14,038	15,018	18,796	23,161
Total deposits	$6,364,652	$6,395,252	$6,184,438	$6,057,539	$6,110,648

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2022	2022	2022	2022	2021
Average Balance Sheets
Cash and cash equivalents	$220,938	$195,657	$226,517	$384,231	$685,655
Investment securities	736,579	749,022	818,927	894,634	915,707
Loans	6,240,277	6,040,358	5,677,791	5,274,051	4,995,794
Loans held for sale	3,883	6,044	9,865	31,256	34,272
Nonmarketable equity securities	43,618	37,765	36,338	36,378	39,203
Total interest-earning assets	7,245,295	7,028,846	6,769,438	6,620,550	6,670,631
Non-earning assets	609,866	618,138	615,348	631,187	605,060
Total assets	$7,855,161	$7,646,984	$7,384,786	$7,251,737	$7,275,691

Interest-bearing deposits	$4,452,801	$4,325,098	$4,152,764	$3,953,249	$3,913,475
Short-term borrowings	47,391	58,271	59,301	70,044	66,677
FHLB advances and other borrowings	460,598	340,163	307,611	311,282	319,954
Subordinated debt	107,374	139,324	139,232	139,139	139,046
Trust preferred debentures	49,902	49,751	49,602	49,451	49,307
Total interest-bearing liabilities	5,118,066	4,912,607	4,708,510	4,523,165	4,488,459
Noninterest-bearing deposits	1,936,977	1,969,873	1,967,263	1,989,413	2,049,802
Other noninterest-bearing liabilities	50,935	63,638	66,009	81,832	84,538
Shareholders' equity	749,183	700,866	643,004	657,327	652,892
Total liabilities and shareholders' equity	$7,855,161	$7,646,984	$7,384,786	$7,251,737	$7,275,691

Yields
Earning Assets
Cash and cash equivalents	3.85%	2.28%	0.83%	0.18%	0.16%
Investment securities	2.62%	2.44%	2.41%	2.22%	2.12%
Loans	5.26%	4.83%	4.49%	4.40%	4.36%
Loans held for sale	4.86%	3.87%	3.15%	2.86%	3.53%
Nonmarketable equity securities	6.16%	5.78%	5.38%	5.40%	5.07%
Total interest-earning assets	4.96%	4.51%	4.12%	3.87%	3.62%

Interest-Bearing Liabilities
Interest-bearing deposits	1.77%	0.94%	0.37%	0.22%	0.22%
Short-term borrowings	0.26%	0.19%	0.15%	0.14%	0.12%
FHLB advances and other borrowings	3.67%	2.83%	1.87%	1.58%	1.75%
Subordinated debt	5.45%	5.77%	5.78%	5.78%	5.78%
Trust preferred debentures	8.47%	6.54%	5.05%	4.21%	3.90%
Total interest-bearing liabilities	2.07%	1.25%	0.67%	0.53%	0.54%

Cost of Deposits	1.23%	0.65%	0.25%	0.15%	0.15%

Net Interest Margin	3.50%	3.63%	3.65%	3.50%	3.25%

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of and for the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands, except per share data)	2022	2022	2022	2022	2021
Asset Quality
Loans 30-89 days past due	$32,372	$28,275	$16,212	$29,044	$17,514
Nonperforming loans	49,423	46,882	56,883	52,900	42,580
Nonperforming assets	57,824	59,524	69,344	66,164	57,068
Net charge-offs	538	3,233	2,781	2,256	4,613
Loans 30-89 days past due to total loans	0.51%	0.46%	0.28%	0.52%	0.34%
Nonperforming loans to total loans	0.78%	0.76%	0.98%	0.95%	0.81%
Nonperforming assets to total assets	0.74%	0.76%	0.93%	0.90%	0.77%
Allowance for credit losses to total loans	0.97%	0.95%	0.95%	0.96%	0.98%
Allowance for credit losses to nonperforming loans	123.53%	125.08%	96.51%	100.07%	119.92%
Net charge-offs to average loans	0.03%	0.21%	0.20%	0.17%	0.37%

Wealth Management
Trust assets under administration	$3,505,372	$3,355,019	$3,503,227	$3,934,140	$4,100,179

Market Data
Book value per share at period end	$29.17	$28.48	$28.84	$29.26	$30.11
Tangible book value per share at period end (1)	$20.94	$20.14	$20.43	$20.87	$21.66
Market price at period end	$26.62	$23.57	$24.04	$28.86	$24.79
Common shares outstanding at period end	22,214,913	22,074,740	22,060,255	22,044,626	22,050,537

Capital
Total capital to risk-weighted assets	12.38%	12.79%	11.44%	11.74%	12.19%
Tier 1 capital to risk-weighted assets	10.21%	10.05%	8.63%	8.82%	9.16%
Tier 1 common capital to risk-weighted assets	7.77%	7.56%	7.66%	7.80%	8.08%
Tier 1 leverage ratio	9.43%	9.40%	7.98%	7.96%	7.75%
Tangible common equity to tangible assets (1)	6.06%	5.82%	6.22%	6.43%	6.58%

(1) Non-GAAP financial measures. Refer to pages 13 - 15 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

	For The Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands, except per share data)	2022	2022	2022	2022	2021
Income before income taxes - GAAP	$43,902	$29,380	$29,167	$27,389	$30,600
Adjustments to noninterest income:
Loss on sales of investment securities, net	—	129	101	—	—
(Gain) on termination of hedged interest rate swaps	(17,531)	—	—	—	(1,845)
Total adjustments to noninterest income	(17,531)	129	101	—	(1,845)
Adjustments to noninterest expense:
(Loss) on mortgage servicing rights held for sale	(3,250)	—	—	—	—
FHLB advances prepayment fees	—	—	—	—	(4,859)
Integration and acquisition expenses	—	68	(324)	(91)	(171)
Total adjustments to noninterest expense	(3,250)	68	(324)	(91)	(5,030)
Adjusted earnings pre tax	29,621	29,441	29,592	27,480	33,785
Adjusted earnings tax	7,174	5,873	7,401	6,665	8,369
Adjusted earnings - non-GAAP	22,447	23,568	22,191	20,815	25,416
Preferred stock dividends	3,169	—	—	—	—
Adjusted earnings available to common shareholders	$19,278	$23,568	$22,191	$20,815	$25,416
Adjusted diluted earnings per common share	$0.85	$1.04	$0.98	$0.92	$1.12
Adjusted return on average assets	1.13%	1.22%	1.21%	1.16%	1.39%
Adjusted return on average shareholders' equity	11.89%	13.34%	13.84%	12.84%	15.44%
Adjusted return on average tangible common equity	16.80%	20.24%	19.41%	17.89%	21.65%

Adjusted Pre-Tax, Pre-Provision Earnings Reconciliation

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2022	2022	2022	2022	2021
Adjusted earnings pre tax - non-GAAP	$29,621	$29,441	$29,592	$27,480	$33,785
Provision for credit losses	3,544	6,974	5,441	4,167	467
Impairment on commercial mortgage servicing rights	—	—	869	394	2,072
Adjusted pre-tax, pre-provision earnings - non-GAAP	$33,165	$36,415	$35,902	$32,041	$36,324
Adjusted pre-tax, pre-provision return on average assets	1.68%	1.89%	1.95%	1.79%	1.98%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued)

Efficiency Ratio Reconciliation

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
(dollars in thousands)
Noninterest expense - GAAP	$49,943	$43,496	$41,339	$40,884	$45,757
Loss on mortgage servicing rights held for sale	(3,250)	—	—	—	—
FHLB advances prepayment fees	—	—	—	—	(4,859)
Integration and acquisition expenses	—	68	(324)	(91)	(171)
Adjusted noninterest expense	$46,693	$43,564	$41,015	$40,793	$40,727

Net interest income - GAAP	$63,550	$64,024	$61,334	$56,827	$54,301
Effect of tax-exempt income	286	307	321	369	372
Adjusted net interest income	63,836	64,331	61,655	57,196	54,673

Noninterest income - GAAP	33,839	15,826	14,613	15,613	22,523
Impairment on commercial mortgage servicing rights	—	—	869	394	2,072
Loss on sales of investment securities, net	—	129	101	—	—
(Gain) on termination of hedged interest rate swaps	(17,531)	—	—	—	(1,845)
Adjusted noninterest income	16,308	15,955	15,583	16,007	22,750

Adjusted total revenue	$80,144	$80,286	$77,238	$73,203	$77,423

Efficiency ratio	58.26%	54.26%	53.10%	55.73%	52.61%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued)

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands, except per share data)	2022	2022	2022	2022	2021
Shareholders' Equity to Tangible Common Equity
Total shareholders' equity—GAAP	$758,574	$739,279	$636,188	$644,986	$663,837
Adjustments:
Preferred Stock	(110,548)	(110,548)	—	—	—
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(20,866)	(22,198)	(23,559)	(22,976)	(24,374)
Tangible common equity	$465,256	$444,629	$450,725	$460,106	$477,558

Total Assets to Tangible Assets:
Total assets—GAAP	$7,855,501	$7,821,877	$7,435,812	$7,338,715	$7,443,805
Adjustments:
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(20,866)	(22,198)	(23,559)	(22,976)	(24,374)
Tangible assets	$7,672,731	$7,637,775	$7,250,349	$7,153,835	$7,257,527

Common Shares Outstanding	22,214,913	22,074,740	22,060,255	22,044,626	22,050,537

Tangible Common Equity to Tangible Assets	6.06%	5.82%	6.22%	6.43%	6.58%
Tangible Book Value Per Share	$20.94	$20.14	$20.43	$20.87	$21.66

Return on Average Tangible Common Equity (ROATCE)

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2022	2022	2022	2022	2021
Net income	$32,872	$23,521	$21,883	$20,749	$23,107

Average total shareholders' equity—GAAP	$749,183	$700,866	$643,004	$657,327	$652,892
Adjustments:
Preferred Stock	(110,548)	(54,072)	—	—	—
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(22,859)	(22,589)	(22,570)	(23,638)	(25,311)
Average tangible common equity	$453,872	$462,301	$458,530	$471,785	$465,677
ROATCE	25.89%	20.20%	19.14%	17.84%	19.69%